UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 16, 2012

KRANEM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-53563	02-0585306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

560 S. Winchester Blvd., Suite 500
San Jose, CA 95128
(Address of principal executive offices)

(650) 319-6743
(Registrant's telephone number, including area code)

___________________________

___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.     Changes in Registrant’s Certifying Accountant

Effective November 16, 2012, Kranem Corporation engaged Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as its independent public accounting firm, replacing De Joya Griffith & Company LLC (“De Joya Griffith”), whose services terminated on November 2, 2012 as disclosed in our Current Report on Form 10-K filed on November 8, 2012.

During the years ended December 31, 2011 and 2010, and through the date of this Current Report, neither the Company nor anyone acting on its behalf consulted Squar Milner with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, and neither a written report was provided to the Company or oral advice was provided that Squar Milner concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

The Company has furnished Squar Milner with a copy of this disclosure, together with our Current Report on Form 10-K filed on November 8, 2012, and requested Squar Milner to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein.

A letter from Squar Milner, dated November 16, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Squar, Milner, Peterson, Miranda & Williamson, LLP, dated November 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2012

KRANEM CORPORATION

By: /s/ Edward Miller
Name: Edward Miller
Title: Chief Financial Officer